SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2011

WATTS WATER TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845

(Address of Principal Executive Offices) (Zip Code)

(978) 688-1811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Watts Water Technologies, Inc. (the “Registrant”) and W. Craig Kissel entered into an indemnification agreement dated as of October 30, 2011 in connection with his election as a Director of the Registrant.

The indemnification agreement entered into between the Registrant and Mr. Kissel is the Registrant’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 3, 2011.  The indemnification agreement provides indemnity, including the advancement of expenses, to the directors and certain officers of the Registrant against liabilities incurred in the performance of their duties to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2011, the Board of Directors of the Registrant elected W. Craig Kissel to serve as a member of the Registrant’s Board of Directors until the Registrant’s 2012 Annual Meeting of Stockholders or until his successor has been duly elected and qualified.  Mr. Kissel was also appointed by the Board to serve as a member of each of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors.

Mr. Kissel previously was employed by Trane Inc. (formerly known as American Standard Companies Inc.) from 1980 until his retirement in September, 2008.  During his time at Trane, Mr. Kissel served as President of Trane Commercial Systems from 2004 to June, 2008, President of Wabco Vehicle Control Systems from 1998 to 2003, President of Trane’s North American Unitary Products Group from 1994 to 1997, Vice President of Marketing of Trane’s North American Unitary Products Group from 1992 to 1994 and held various other management positions at Trane from 1980 to 1991.  Trane was a leading worldwide supplier of air conditioning and heating systems, vehicle control systems, and bathroom china and faucet-ware.  From 2001 to 2008, Mr. Kissel served as Chairman of Trane’s Corporate Ethics and Integrity Council, which was responsible for developing the company’s ethical business standards.  Mr. Kissel also served in the U.S. Navy from 1973 to 1978.  Mr. Kissel has served as a director of Chicago Bridge & Iron Company since May 2009.  Chicago Bridge & Iron Company engineers and constructs some of the world’s largest energy infrastructure projects.

Mr. Kissel will receive a full quarterly installment of the cash retainer for non-employee directors for the fourth quarter of 2011 in the amount of $15,000.  Mr. Kissel will also receive a grant of stock for the current Board term under the Registrant’s 2004 Stock Incentive Plan with a fair market value equal to $45,000 based on the last sale price per share of the Registrant’s Class A Common Stock on the New York Stock Exchange on the third business day after the date that the Registrant releases its earnings results for the quarter ended October 2, 2011.

There are no transactions in which Mr. Kissel has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The disclosure contained in Item 1.01 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2011	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage
General Counsel